                                 AMENDMENT No. 1
                                      to the
                           SECOND AMENDED AND RESTATED
                               DECLARATION OF TRUST
                                        OF
                      OPPENHEIMER INTERNATIONAL GROWTH FUND

      This  Amendment  Number 1 is made as of June 13, 2002 to the Second  Amended and Restated  Declaration of Trust of Oppenheimer  International  Growth Fund (the
"Trust"),  dated  as of  December  14,  2000,  by the duly  authorized  individual executing this Amendment on behalf of the Trustees of the Trust.

      WHEREAS, the Trustees established Oppenheimer International Growth Fund as a business trust under the laws of the Commonwealth of Massachusetts by its
Declaration of Trust dated December 8, 1995, for the investment and reinvestment of funds contributed thereto;

      WHEREAS, the Trustees amended such Declaration of Trust on October 9, 1997 and subsequently amended and restated such Declaration of Trust on December 14,
2000, and now wish to further amend said Declaration of Trust;

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH, of the Trust's  Second  Amended and Restated  Declaration of Trust dated December 14,
2000,  desire to change  the  registered  agent of the Trust and amend and  remove the  designation of a fifth class of shares of the Trust as established  under the
Second Amended and Restated Declaration of Trust dated December 14, 2000;

      NOW,  THEREFORE,  the  Article  First  of the  Trust's  Second  Amended  and
Restated  Declaration  of Trust is amended by  changing  the  registrant  agent as follows:

      "The Registered Agent for Service of Process is CT Corporation  System,  101
Federal Street, Boston, MA 02110."

      NOW,   THEREFORE,   Article   FOURTH,   Section  2  of  the  Trust's  Second
Declaration  of Trust is hereby  amended by deleting the second  paragraph of said
Section 2 and replacing it with the following paragraph:

      "The relative rights and preferences of Class A shares, Class B shares,
Class C shares and Class N shares shall be the same in all respects except that, and unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Shareholders is required under this Declaration of Trust or when a meeting of Shareholders is called by the Board of Trustees, the Shares of a
Class shall vote exclusively on matters that affect that Class only; (ii) the expenses and liabilities related to a Class shall be borne solely by such Class
(as determined and allocated to such Class by the Trustees from time to time in a manner consistent with parts 2 and 3 of Article FOURTH); and (iii) pursuant to paragraph 10 of Article NINTH, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then effective prospectus and/or statement of additional information relating to the Shares.
Dividends and distributions on the Class A, Class B, Class C and Class N Shares
may differ from the dividends and distributions on any other such Class, and the net asset value of Class A, Class B, Class C and Class N Shares may differ from the net asset value of any other such Class."

      NOW,  THEREFORE,  Article  FOURTH,  Section 3 of the Trust's  Declaration of
Trust is hereby  amended by deleting  the first  paragraph  immediately  preceding sub-paragraph  (a)  of  said  Section  3  and  replacing  it  with  the  following paragraph:

      "Without  limiting  the  authority  of the  Trustees  set forth in part 1 of this Article  FOURTH to establish and designate any further  Series,  the Trustees hereby  establish  one Series of Shares  having  the same name as the  Trust,  and said Shares shall be divided into four Classes,  which shall be  designated  Class
A,  Class B,  Class C and  Class N  shares.  The  Shares  of that  Series  and any
Shares  of  any  further  Series  or  Classes  that  may  from  time  to  time  be established  and designated by the Trustees  shall (unless the Trustees  otherwise determine  with  respect  to  some  further  Series  or  Classes  at the  time  of establishing  and  designating  the same) have the following  relative  rights and preferences:"

      Acting pursuant to Section 12 of ARTICLE NINTH,  the undersigned  signs this amendment by and on behalf of the Trustees.

                                             Oppenheimer International Growth
Fund

                                             /s/ Philip Masterson
                                             Philip Masterson,
                                             Assistant Secretary

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